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EXHIBIT 11

                VANGUARD CELLULAR SYSTEMS, INC. AND SUBSIDIARIES
                  CALCULATION OF DILUTED EARNINGS PER SHARE

(Amounts in thousands, except per share data)
                                                         THREE MONTHS ENDED JUNE 30       SIX MONTHS ENDED JUNE 30,
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                                                             1998        1997                 1998           1997
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Net Income                                                 $ 63,809       $ 74             $  43,080     $    302
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Weighted average number of common shares outstanding         37,107     40,298                37,474       40,560

Adjustments necessary to reflect weighted average number
  of common shares outstanding on a diluted basis             1,519      2,030                 1,083        1,202
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                                                             38,626     42,328                38,557       41,762
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Diluted net income per common share                        $   1.65      $0.00                  1.12     $   0.01
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